SECURITIES  EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
One 1 American
Depositary Receipts
representing One 1
Ordinary Share of
Irish Life  Permanent
plc
 Form F6 File No. 333150194




Ladies and Gentlemen

Pursuant to Rule 424b3 under the Securities
Act of 1933, as amended, on behalf of The
Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus Prospectus reflecting the Name Change to Irish Life Permanent
Group Holdings plc.

As required by Rule 424e, the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for Irish Life Permanent plc.

The Prospectus has been revised to reflect the new name and has been overstamped with Effective May 26, 2010 the
Companys Name changed from Irish
Life  Permanent plc to Irish Life
Permanent Group Holdings plc.


Please contact me with any questions or
comments at 212 8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon  ADR
Division

Encl.

CC Paul Dudek, Esq. Office of International
Corporate Finance





Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286